EXHIBIT 21


                            HOST INTERNATIONAL, INC.
                             LISTING OF SUBSIDIARIES
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

                      DOMESTIC                                                       FOREIGN
-----------------------------------------------------        ---------------------------------------------------------

State:  California                                           Country:  Australia
    The Gift Collection, Inc.                                     Marriott Airport Concessions Pty Ltd.
    Host Gifts, Inc.                                              Host Services Pty Ltd.

State:  Delaware                                             Country:  Canada
    Michigan Host, Inc.                                           Host International of Canada, Ltd.
    Host Services of New York, Inc.
    Las Vegas Terminal Restaurants, Inc.                     Country:  Malaysia
    Turnpike Restaurants, Inc.                                    Host (Malaysia) Sdn. Bhd.
    Host Marriott Services U.S.A., Inc.
    HMS Holdings, Inc.                                       Country:  The Netherlands
    Cincinnati Terminal Services, Inc.                            Horeca Exploitative Maatschappij Schiphol, B.V.
    Cleveland Airport Services, Inc.                              Host of Holland, B.V.
    Marriott Airport Terminal Services, Inc.
    HMS B&L, Inc.                                            Country:  China
                                                                  Shenzhen Host Catering Company, Ltd.
State:  Florida
    Sunshine Parkway Restaurants, Inc.                       Country:  France
                                                                  Host Services (France) SAS
State:  Kansas
    Host International, Inc. of Kansas

State:  Maryland
    Host International, Inc. of Maryland
    Host Marriott Services Family Restaurants, Inc.

State:  Ohio
    Gladieux Corporation

State:  Texas
    Host Services, Inc.

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